LESAKA TECHNOLOGIES,
INC.
CODE OF ETHICS
Exhibit 14

CONTENTS
CONTENTS
.............................................................................................................................................
2
1.
EXECUTIVE SUMMARY ..............................................................................................................
3
INTRODUCTION
...........................................................................................................................
3
2.
COMPLIANCE, WAIVERS OR AMENDMENTS
...........................................................................
4
COMPLIANCE WITH THIS CODE................................................................................................
4
3.
COMPLIANCE WITH LAWS, RULES
AND REGULATIONS .......................................................
5
4.
CONFLICT OF INTEREST ...........................................................................................................
6
OUTSIDE ACTIVITIES, EMPLOYMENT AND DIRECTORSHIP .................................................
6
RELATIONSHIPS
WITH CLIENTS, CUSTOMERS AND SUPPLIERS ........................................
7
GIFTS, HOSPITALITY
AND FAVOURS .......................................................................................
7
PERSONAL INVESTMENTS ........................................................................................................
7
INSIDER INFORMATION
AND INSIDER TRADING
....................................................................
8
REMUNERATION .........................................................................................................................
8
5.
EMPLOYMENT EQUITY,
ENVIRONMENTAL
RESPONSIBILITY AND POLITICAL SUPPORT 8
6.
LESAKA’S FUNDS,
PROPERTY AND RECORDS ......................................................................
9
7.
EMPLOYMENT MATTERS .........................................................................................................
10
8.
DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS ...............................................
10
9.
PRIVACY AND CONFIDENTIALITY ...........................................................................................
11
10.
EMPLOYEE OBLIGATIONS .......................................................................................................
11
11.
REVISION AND ACKNOWLEDGEMENT OF THE POLICY ......................................................
12
12.
POLICY REVIEW
........................................................................................................................
12

1.
EXECUTIVE SUMMARY
INTRODUCTION
Lesaka Technologies,
Inc. and its
subsidiaries (hereinafter referred
to as “Lesaka”)
are committed to
a policy of
fairness
and
integrity
in
the
conducting
of
their
businesses.
This
commitment,
endorsed
by
the
Board
of
Directors
of
Lesaka
(hereinafter
referred
to
as
the
“Board”),
is
based
on
the
fundamental
belief
that
business
should
be
conducted
to
the
highest ethical standards of honesty,
fairness and legality.
Lesaka’s Value
Statement
An insurgent entrepreneurial spirit
is at our core. It drives our
innovative thinking and relentless
search
for
disruptive
solutions.
It
is
a
spirit
that
is
carried
with
a
bone-deep
integrity
,
a
non-
negotiable commitment to doing the right thing and always
doing what we say we will do.
This is the
bedrock of our
environment where we
relish open and
safe debate, embracing
all ideas,
recognising that our collective wisdom
will find the answers and allow the
best ideas to succeed.
Our
environment
is
driven
by
a
belief
in
shared
ownership
,
based
on
a
commitment
to
performance and accountability,
and an energised
bias to action .
These are
our values
that underpin
our mission
to enable
Merchants to
compete and
grow,
and
Grant Beneficiaries to improve
their lives, by providing
innovative financial technology and
value-
creating solutions.
This Code
of Ethics
(hereinafter referred
to as
this “Code”)
is Lesaka’s
promise
that our
Values
Statement
and ethical
standards will form the basis for all endeavours of Lesaka. Lesaka has established this Code as part of its overall policies and procedures. To
the extent that other Lesaka policies and procedures
conflict with this Code, this Code will prevail.
This Code will apply equally to all employees and other representatives of Lesaka. The term “Employees”
has been used
in the broadest sense and includes:
●
All staff with whom a service contract exists;
●
Management and non-management;
●
Directors including non-executive Directors;
and
●
Contractors, consultants and temporary staff.
This Code
is designed
to inform
Employees of
policies in
various areas.
Therefore, Lesaka
expects all
Employees and
other representatives to share its commitment to high
moral, ethical and legal standards.
The most current
version of
this Code will
be distributed
to all
Employees, posted
and maintained
on Lesaka’s
website,
and filed as an exhibit to
Lesaka’s Annual Report on Form 10-K. Lesaka’s Annual Report on Form 10-K
shall disclose that
this Code is maintained on its website and shall
disclose that substantive amendments and waivers will also be posted on
Lesaka’s website.
P
lease study this Code carefully so that you understand Lesaka’s expectations
and
your obligations.

2.
COMPLIANCE, WAIVERS OR AMENDMENTS
COMPLIANCE WITH THIS CODE
Compliance
with
this
Code
by
all
Employees
is
mandatory.
If
any
Employee
becomes
aware
of,
or
suspects,
a
contravention of this
Code, such Employee
must promptly and confidentially
advise their line manager,
a member of the
Head of
Human Capital
department or
a member
of Group
Risk (provided
such person
was not
involved in
the alleged
violation).
Lesaka’s efforts to ensure observance of, and
adherence to, the goals and policies
outlined in this Code mandate that
you
must promptly
bring
to
the
attention
of
your
line
manager,
a
member
of
the
Head
of Human
Capital
department
or
a
member of the
Risk and
Compliance or
Fraud Risk
Departments
(provided such
person was
not involved
in the alleged
violation) any material transaction, relationship, act, failure to act, occurrence or practice that you believe, in good faith, is inconsistent with, in violation of, or reasonably could be expected to give rise to a violation of, this Code. In the event that
an Employee
feels unable
to report
such matters via
the aforementioned channels,
then the
Lesaka Whistleblowing Hotline
is available for safe and anonymous reporting of any potential breaches of this Code.
The matter will be investigated and dealt with according to the Lesaka’s Whistleblowing Policy. Failure to report violations of this Code will itself be considered a serious violation
of this Code.
It is Lesaka’s policy that no retaliation or other adverse action will be taken against any Employee for good-faith reports of
Code violations.
Persons who
discriminate, retaliate or
harass may
be subject
to civil,
criminal and
administrative penalties,
as well as disciplinary action, up to and including termination of employment for cause.
Managers set
an example
for other Employees
and are
often responsible for
directing the actions
of others.
Every manager
and supervisor is expected to
take necessary actions to ensure
compliance with this Code, to
provide guidance and assist
Employees
in
resolving
questions
concerning
this
Code
and
to
permit
Employees
to
express
any
concerns
regarding
compliance with this Code.
No one has the authority to order another Employee to
act in a manner that is contrary to this Code.
2.1.
WAIVERS OF OR AMENDMENTS TO THIS CODE
Any waivers of or amendments to this Code must be
in writing and must be approved in advance by the Board.
Waivers and amendments, and the reason,
therefore, shall be disclosed
as required under applicable
law and regulations.
If Employees
are in
doubt about
the application
of this
Code, they
should discuss
the matter
with their
line manager,
a
member of the Head of Human Capital department,
or Group Risk.

3.
COMPLIANCE WITH LAWS, RULES AND REGULATIONS
Employees must comply with all
applicable laws, rules and regulations
which relate to their activities
for and on behalf of
Lesaka. Lesaka
will not
tolerate any
violation
of the
law or
unethical business
dealing by
any Employee,
including any
payment for, or other participation
in, an illegal act, such as bribery.
Lesaka is committed
to full
compliance with
the laws,
rules and
regulations of
the cities,
states and countries
in which it
operates. You
must comply with all applicable laws, rules and regulations
in performing your duties for Lesaka.
Numerous
federal,
state
and
local
laws,
rules
and
regulations
define
and
establish
obligations
with
which
Lesaka,
its
Employees
and
agents
must
comply.
Under
certain
circumstances,
local
country
law
may
establish
requirements
that
differ from this Code.
You
are
expected
to
comply
with
all
local
country
laws
in
conducting
Lesaka’s
business.
If
you
violate
these
laws
or
regulations in performing your duties for Lesaka,
you not only risk individual indictment, prosecution and
penalties, as well
as civil actions and penalties, but also subject Lesaka to
the same risks and penalties.
If you violate these laws in
performing duties for Lesaka, you
will be subjected to immediate
disciplinary action, including
possible termination of your employment or affiliation
with Lesaka.
Employees
must
ensure
that
their
conduct
cannot
be
interpreted
as
being
in
any
way
in
contravention
of
applicable laws, rules and regulations governing the operations of
Lesaka .
3.1.
FOREIGN CORRUPT PRACTICES ACT
Lesaka Employees are expressly prohibited from,
directly or indirectly,
offering payment, promising to pay,
or authorizing
the payment of any
money,
or offering any
gift or non-monetary
offer or benefit,
promising to give a
gift or non-monetary
offer
or benefit,
or authorizing
the
giving of
anything
of value
to
any foreign
and/or
local official
or any
foreign political
party, official
of any foreign political party,
or candidate for governmental or political office
for purposes of:
●
Influencing any
act or
decision of
that foreign
and/or local
official, political
party or
candidate in
his/ her/
its official
capacity;
●
Inducing that
foreign
and/or
local official,
candidate
or political
party
to do
or omit
to do
any act
in violation
of the
lawful duty of that official, candidate or party,
or
●
Securing any improper advantage; or
●
Inducing that
foreign and/or
local official,
candidate
or political
party
to use
his/ her/
its influence
with
local and/or
foreign government or instrumentality to affect or
influence any act or decision of that government or instrumentality, in
order
to
assist
Lesaka
or
its
Employee
in
obtaining
or
retaining
business
for
or
with,
or
directing
business
to,
Lesaka.
Various
countries
also
have
laws
that
prohibit
commercial
bribery.
Accordingly,
these
laws
are
not
limited
in
scope
to
bribery of
foreign and/or local
officials and typically
prohibit bribes or
inducements to an
individual or
business to improperly
influence decision-making.
As such, it
is Lesaka’s policy
that nothing
of value should
be provided to
any person for
the purpose
of improperly obtaining
or
retaining
business
or
otherwise
gaining
an
improper
business
advantage.
Violations
of
this
policy
are
taken
very
seriously,
as
they
can
subject
both
Lesaka
and
the
individual
to
criminal
and
civil
penalties,
up
to
and
including
imprisonment. Therefore,
any contravention of such laws and regulations will
result in disciplinary action as detailed in the
Code of Conduct.
3.2.
COPYRIGHTED OR LICENSED MATERIAL
It is both illegal and unethical to engage in practices that violate copyright laws or licensing agreements.
Lesaka requires
that all
Employees respect
the rights
conferred by
such laws
and agreements
and refrain
from making
unauthorized copies of protected
materials, including but
not limited to printed
matter, musical
recordings, and computer
software.
Any Employee who is found to have violated copyright
laws will be subject to a disciplinary action.

3.3.
COMPETITIVE RELATIONSHIPS
It is unethical
and unlawful to
collaborate with competitors or
their agents or
representatives for the purpose
of establishing
or maintaining rates or prices at any particular level, or
to collaborate in any way in the restraint of trade.
It is prohibited and unlawful
to collaborate or collude with competitors
that are in a horizontal relationship
with Lesaka for
the purposes
of substantially
preventing or
lessening competition
in a market.
Any Employee
of Lesaka
who is
found to
have
violated
the
Competition
laws
in
any
of
the
jurisdictions
in
which
Lesaka
operates,
will
be
subject
to
disciplinary
action.
4.
CONFLICT OF INTEREST
Employees
are expected
to perform
their
duties conscientiously,
honestly
and
in accordance
with
the
best interests
of
Lesaka to optimize business objectives.
Employees
must
not
use
their
positions,
or
knowledge
gained
through
their
employment
with
Lesaka,
for
private
or
personal advantage or in such a manner that a conflict or an appearance of conflict arises between Lesaka’s interest and their personal interests.
A conflict could arise where
an Employee’s family, or a business with which an
Employee or his or her
family is associated
obtains a gain, advantage
or profit, or there
is the appearance of a
gain, advantage or profit,
by virtue of the
Employee’s
position with Lesaka or knowledge gained through that position.
Every Employee must promptly inform Lesaka of any business
opportunities that come to his or her attention through
the
use of Lesaka assets, property or information or that relate to the existing or prospective business of Lesaka.
If
Employees
feel
that
a
course
of
action
which
they
have
pursued,
are
pursuing
or
are
contemplating
pursuing,
may
involve them in a conflict of interest situation or a perceived conflict of interest situation, they should immediately make all the facts known to the person
to whom they report and
the Head of Human Capital,
or Group Risk, or,
in the case of any
director or officer of Lesaka, to the Audit Committee
of Lesaka.
Where
any
member
of
the
Head
of
Human
Capital,
Group
Risk,
or
the
Audit
Committee
determines
that
a
conflict
of
interest exists, Lesaka reserves
the right to require the
Employee/Director to withdraw
from the conflicting activity
and/or
to terminate the employment/director relationship based on the conflict of interest, as applicable.
Additionally, directors of
Lesaka should recuse themselves from participation in any decision of the Board in which there is a conflict between their private interests and the interests
of Lesaka.Any proposed related party
transaction, as such term is
described in Item 404
of Regulation
S-K, involving
Lesaka and
an Employee,
in which
an Employee
has a
direct or
indirect material
interest,
shall be analyzed and reviewed by the Audit Committee
of Lesaka, for potential conflicts of interest.
OUTSIDE ACTIVITIES, EMPLOYMENT AND
DIRECTORSHIP
We
all
share
a
very
real
responsibility
to
contribute
to
our
local
communities,
and
Lesaka
encourages
Employees
to
participate in religious, charitable, educational and civic activities.
Employees should,
however,
avoid acquiring
any business
interest or
participating in
any activity
outside Lesaka
which
would create, or appear to create:
●
An excessive demand
upon their time, attention
and energy which
would deprive Lesaka
of their best efforts
on the
job; or
●
A conflict of interest
- that is, an
obligation, interest or distraction which
would interfere or appear
to interfere with their
independent exercise of judgment in Lesaka’s best
interest.
Employees other than
outside directors may not
take up outside
employment without the
prior written approval of
the Head
of Human Capital.
Employees who hold, or have been invited to hold, outside directorships should take particular care to ensure compliance with
all
provisions
of
this
Code.
When
outside
business
directorships
are
being
considered
by
Employees
other
than

outside directors, prior written approval must be
obtained from the Chief Executive Officer of Lesaka
or Executive Director
responsible for the division.
RELATIONSHIPS WITH CLIENTS, CUSTOMERS AND SUPPLIERS
Lesaka recognizes
that relationships
with clients,
customers and
suppliers give
rise to
many potential
situations where
conflicts of interest, real or perceived, may arise.
Employees should
ensure that
they are
independent, and
are seen
to be
independent, from
any business
organization
having
a
contractual
relationship
with
Lesaka
or
providing
goods
or
services
to
Lesaka,
if
such
a
relationship
might
influence or create the impression of influencing their decisions in the performance of their duties on behalf of Lesaka.
In such
circumstances,
Employees
should not
invest in,
or acquire
a financial
interest, directly
or indirectly,
in such
an
organization.
GIFTS, HOSPITALITY AND FAVOURS
Conflicts
of interest
can arise
where Employees
are offered
gifts,
hospitality
or other
favours
which
might,
or could
be
perceived to, influence their judgment in relation to business transactions such as the placing of orders and contracts.
An Employee should not accept gifts, hospitality or other favours from suppliers of goods or services to Lesaka. However,
the acceptance of the following would not be considered contrary to such policy:
●
Promotional matter of limited commercial value;
●
Occasional business entertaining such as lunches, cocktail
parties or dinners; and
●
Occasional personal hospitality such as tickets to sporting
events or theatres.
Any bribe or attempted bribe must be reported to the Employee’s line manager as soon as possible. It is the intention that dealings with any supplier that offers bribes will
be terminated.
Certain
functions
or
operating
areas
may
have
more
detailed
rules
governing
the
receipt
of
gifts,
hospitality
or
other
favours.
In addition,
no
bribes
of
any
kind should
be
made
by any
Lesaka
Employee
to
any
customer
or
potential
customer
to
secure business.
Providing the occasional gifts to customers, as set out
below, would not be considered
contrary to such a policy:
●
Advertising matter of limited commercial value;
●
Occasional business entertaining such as lunches, cocktail
parties or dinners; and
●
Occasional personal hospitality such as tickets to sporting
events or theatres.
Employees of the Lesaka Group may accept gifts from Third Parties (other than Government Officials) that are of modest value ($100 USD or less), provided the gift and entertainment guidelines stated in the Gifts and Entertainment policy,
are
satisfied.
PERSONAL INVESTMENTS
Lesaka
respects
the
right
of
all
Employees
to
make
personal
investment
decisions
as
they
see
fit,
as
long
as
these
decisions
do
not
contravene
any
provisions
of
this
Code,
any
applicable
legislation,
or
any
policies
or
procedures
established by the various operating areas of Lesaka, and provided these decisions are not made on the basis of
material
non-public information acquired by reason of an Employee’s
connection with Lesaka.
Employees should not permit
their personal investment
transactions to have
priority over transactions
for Lesaka and
its
clients.
When considering
the application
of this
section, Employees
should ensure
that no
investment decision
made for
their
own account could reasonably be expected to adversely influence their judgment or decisions in the performance of their
duties on behalf of Lesaka.
Employees involved in performing investment activities on behalf of Lesaka and those who by the nature of their duties or positions are exposed to
price-sensitive information relating
to Lesaka are subject
to additional rules governing
personal
investments. These may be imposed
by the Companies Act, the
Stock Exchange of Johannesburg,
Banks Act, Financial
Sector Conduct
Authority,
Securities Regulation
Panel,
the Securities
and Exchange
Commission, NASDAQ
and other
regulatory bodies, industry associations and management.

The additional rules include requirements for all such Employees to:
●
Obtain prior written approval from their line manager and the
Compliance Officer for,
and to report on, their personal
investment activity and the investment activity of those
persons with whom they have a close relationship; and
●
Refrain from dealing in
the shares of entities
that Lesaka deals with
during certain restricted/closed
periods, as well
as Lesaka subsidiaries and associates.
INSIDER INFORMATION AND INSIDER TRADING
Employees may
receive
information concerning
Lesaka or
one of
its affiliates,
business partners,
clients,
or customers
that is
confidential and not
generally known by
the public. If
that information is
“material” (i.e., publication
of that information
is likely
to affect
the market
price of
the stock
of the
entity to
which the
information relates),
then the
Employee has
an
ethical and legal obligation not to:
●
Act on that information (i.e., buy or sell stock based on
that information);
●
Disclose that information to others; or
●
Advise others to
buy or sell
the stock of
the entity to
which that information
relates, until such
information becomes
public.
An
Employee’s
direct
or
indirect
use
of
or
sharing
of
such
confidential,
privileged,
or
otherwise
proprietary
business
information of Lesaka or its partners, clients, or customers for financial gain, including investment by the Employee or the
transmission of this
information to others
so that they
can use this
information for
their financial gain,
constitutes insider
trading, which is a criminal offense. Please refer to
Lesaka’s Insider Trading
Policy for more information.
REMUNERATION
No Employee
may receive
commissions
or other
remuneration
related
to the
sale of
any product
or service
of Lesaka
except
as
specifically
provided
under
an
individual’s
terms
of
employment
or
as
specifically
agreed
with
the
Lesaka
CEO/Group CFO or relevant Executive.
No employee,
director or any committee member of
Lesaka shall receive any compensation
not permitted by the rules of
the Securities and
Exchange Commission (hereinafter
referred to as
the “SEC”), The
NASDAQ Stock Market,
and other
applicable law.
Employees may
not receive
any money
or anything
of value
(other than
Lesaka’s regular remuneration
or other
incentives),
either directly
or indirectly, for negotiating,
procuring, recommending or
aiding in
any transaction made
on behalf
of Lesaka,
nor have any direct or indirect financial interest in such a transaction.
5.
EMPLOYMENT EQUITY, ENVIRONMENTAL
RESPONSIBILITY AND POLITICAL SUPPORT
5.1.
EMPLOYMENT EQUITY
Lesaka
supports
employment
equity
in
the
workplace
and
seeks
to
identify,
develop
and
reward
each
employee
who
demonstrates
the
qualities
of
individual
initiative,
enterprise,
hard
work
and
loyalty
in
their
job.
Lesaka
supports
and
complies with the Basic Conditions of Employment Act
and the Employment Equity Act.
All Employees have the right to work in an environment which is free from any form of discrimination, directly or indirectly, on any arbitrary
ground, including,
but not limited
to race, gender,
sex, ethnic or
social origin, colour,
sexual orientation,
age, disability, religion,
conscience, belief, political opinion, culture,
language, marital status or family responsibility.
Employees should report
any cases of
actual or
suspected discrimination to
their line managers
or a member
of the
Human
Capital department.
Employees
with
illnesses
or
disabilities
may
continue
to
work,
provided
that
they
are
able
to
continue
to
perform
satisfactorily the essential duties of their jobs and do not present a safety or health hazard to themselves or
others.
5.2.
HEALTH AND SAFETY
Lesaka is committed to taking every reasonable precaution
to ensure a safe work environment for all Employees
.

Employees who become aware
of circumstances relating to
Lesaka’s operations or activities
which pose a
real or potential
health or safety risk
should report the matter
to their line manager
and a member
of the Human Capital
department.
It is
Lesaka’s policy that no retaliation or other adverse
action will be taken against any Employee for good-faith
reports.
5.3.
ENVIRONMENTAL MANAGEMENT
Lesaka is
committed
to
developing
operating
policies to
address
the
environmental
impact
of
its business
activities
by
integrating pollution control, waste management and rehabilitation activities into operating procedures. Employees should give appropriate
and timely attention to environmental issues.
5.4.
POLITICAL SUPPORT
Lesaka accepts
the personal
participation
of its
Employees
in the
political process
and respects
their right
to absolute
privacy with regard to personal political activity.
Lesaka will not attempt to influence any such activity provided there is no
disruption to workplace activities, and it does not contribute to industrial unrest.
Lesaka funds, goods or services, however,
may not be used as contributions to political parties or their candidates.
6.
LESAKA’S FUNDS, PROPERTY AND RECORDS
6.1.
FUNDS AND PROPERTY
Lesaka has developed a number of internal controls to safeguard its assets and imposes strict standards to prevent fraud and dishonesty. It
is every Employee’s responsibility to implement, maintain
and enhance the effectiveness of the control
environment in which they operate.
All Employees who
have access to
Lesaka’s funds in
any form must
at all
times follow prescribed
procedures for recording,
handling and protecting such funds.
Operating
areas
may
implement
policies
and
procedures
relating
to
the
safeguarding
of
Lesaka
property,
including
computer software and intellectual property.
Employees
must
at
all
times
ensure
that
Lesaka’s
funds
and
property
are
used
only
for
legitimate
Lesaka
business
purposes. Where an
Employee requires Lesaka
funds to be
spent, it is
the Employee’s responsibility to
use good judgment
on Lesaka’s behalf and to ensure that appropriate
value and authorization is received for such expenditure.
All payments
made by
or on
behalf of
Lesaka for
any purpose
must be
fully and
accurately described
in the
documents
and records supporting the payment. No false, improper,
or misleading entries shall be made in the books and records of
Lesaka.
Complete and accurate information is to be given in response to inquiries from Group Risk and, independent auditors
.
If Employees become
aware of any
evidence that Lesaka
funds or property
may have been
or are likely
to be used
in a
fraudulent or improper manner they
should immediately and confidentially advise Lesaka
as set out in
the compliance with
this Code section of this document.
It is Lesaka’s policy that no retaliation or other adverse
action will be taken against any Employee for good-faith
reports.
6.2.
RECORDS
Accurate and reliable
records of many
kinds are necessary to
meet Lesaka’s legal and
financial obligations and to
manage
the
affairs
of
Lesaka.
Lesaka’s
books
and
records
should
reflect
all
business
transactions
in
an
accurate
and
timely
manner.
Undisclosed or unrecorded revenues,
expenses, assets or liabilities
are not permissible, and the
Employees responsible
for accounting and record-keeping functions are expected
to be diligent in enforcing proper practices.

7.
EMPLOYMENT MATTERS
7.1.
SUPERVISION OF RELATIVES AND OTHERS
Close relatives
and domestic
partners shall
not work
directly or
indirectly under
the supervision
of one
another without
prior written approval from the Head of Human Capital.
The aforementioned may be allowed on an exceptional basis.
●
“Close relative”
means, but
is not
limited to,
a spouse,
sister,
brother,
father,
mother-, father-,
sister-, brother-
son,
daughter-in-law step-parent, aunt, uncle, first cousin, child, step-child, foster child, or grandparent.
●
“Domestic partner” means, but is not limited to, husband, wife, or a person the Employee currently resides with in an intimate, romantic or sexual relationship.
If such a
situation should arise,
it should be
immediately brought to
the attention of
a direct manager
or Head of
Human
Capital.
Lesaka also requires that Employees disclose to the Human
Capital department the existence of an intimate, romantic
or
sexual relationship
between Employees
where there
exists a
direct chain
of command
and/
or supervisor/
subordinate
relationship. Decisions concerning such Employees will be made on a case-by-case basis by the Head of Human Capital.
7.2.
RESTRICTIONS ON FORMER GOVERNMENT
EMPLOYEES
Former U.S. Government employees or U.S. military
officers are generally prohibited from representing Lesaka in matters in which the government has substantial interest and where the employee had prior responsibility.
Retired
senior
U.S.
Government
officials
and
regular
military
officers
are
further
restricted
from
selling
to,
or
in
some
instances, contacting their former agency or military service.
The
duration
of
these
prohibitions
and
the
matters
to
which
they
apply
depend
on
the
type
of
previous
government
employment. Lesaka’s legal department should be
contacted to help identify which restrictions apply.
8.
DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS
8.1.
PROMPT COMMUNICATIONS
Lesaka strives to achieve complete, accurate, fair,
understandable and timely communications with all parties
with whom
it conducts
business, as
well as
government authorities
and the
public. All
Employees must
take all
steps necessary
to
assist
Lesaka
in
fulfilling
these
disclosure
responsibilities.
In
addition,
prompt
and
effective
internal
communication
is
encouraged.
A prompt,
courteous and
accurate response
should be
made to
all reasonable
requests for
information and
other client
communications.
Any
complaints
should
be
dealt
with
in
accordance
with
internal
procedures
established
by
various
operating areas of Lesaka and applicable laws.
8.2.
MEDIA RELATIONS
In addition
to everyday
communications with
outside persons
and organizations,
Lesaka will,
on occasion,
be asked
to
express its views to the media on certain issues.
Unless
specifically
designated
to
do
so,
no
Employee
may
provide
advice
or
comment
on/respond
to
customer/media/public queries or any business/product related queries as a representative of the organisation/operate in
any official capacity via social or other public platforms/media spaces.
Employees approached
by the media
should immediately
contact the department
or individual responsible
for corporate
communications.
An Employee, when dealing with anyone outside Lesaka,
including public officials, must take care not to compromise the
integrity or damage the reputation of any outside individual, business, or government body,
or that of Lesaka.
As
a
general
rule,
Lesaka’s
position
on
public
policy
or
industry
issues
will
be
dealt
with
by
the
Board
of
Lesaka
and
existing policies in this regard must be adhered to. The text of the articles for publication, public speeches and addresses about Lesaka and its business should be reviewed
in advance with the individual responsible for public relations.

Employees
should
separate
their
personal
roles
from
Lesaka’s
position
when
communicating
on
matters
not
involving
Lesaka
business.
They
should
be
especially
careful
to
ensure
that
they
are
not
identified
with
Lesaka
when
pursuing
personal or political activities, unless this identification has been specifically authorized in advance by Lesaka.
If your
social media
activity is/can
be linked
in any
way or
could be
deemed related
to Lesaka
(or our
related business
entities and
brands),
we may
have a
legitimate interest
in the
content being
published
by you.
This includes
but is
not
limited to posting any confidential or sensitive information (either as text, video, audio or image content), discriminatory or offensive
comments,
critical
comments
about
Lesaka,
our
Employees,
our
customers
or
competitors
or
any
other
information that may put Lesaka and its associated brands
and entities at risk.
9.
PRIVACY AND CONFIDENTIALITY
In the regular course of business, Lesaka accumulates a considerable amount of information. The following principles are to be observed:
9.1.
OBTAINING AND SAFEGUARDING INFORMATION
Information necessary
for Lesaka’s business
should be
reliable, accurate
and its
confidentiality maintained. When
personal
information is
needed, wherever
possible, it should
be obtained directly
from the
person concerned.
Only reputable
and
reliable sources should be used to supplement this information.
Information should only be retained as long as it is needed or as required by law, and it is every Employee’s responsibility
to ensure that such information is physically secured and protected.
9.2.
ACCESS TO INFORMATION
Any information
with respect
to any
product, plan
or business
transaction of
Lesaka, or
personal information
regarding
Employees, including their salaries, must be kept strictly confidential (hereinafter referred to as
“Confidential Information”)
and must not be disclosed or used for improper purposes by any Employee unless and until proper authorization for such disclosure has been obtained.
Once
authorization
has
been
obtained,
all
information
required
by
stakeholders
either
on
request
or
due
to
statutory
requirements must be accurately disclosed.
In addition,
operating areas
may implement
policies and
procedures to
prevent improper
transmission within
Lesaka of
material non-public information.
9.3.
TERMINATION OF EMPLOYMENT
The obligation to
preserve the confidentiality of
Confidential Information acquired in
the course of
employment with Lesaka
does not end upon termination of employment. The obligation continues indefinitely until Lesaka authorizes disclosure, or until the Confidential Information legally enters the public domain.
Immediately upon the termination of employment for
any reason, or when otherwise requested
by Lesaka, Employees are
required
to return
to Lesaka
all above
-mentioned
Confidential
Information,
including documents,
information
and other
property.
9.4.
FORMER EMPLOYMENT
New Employees will not be assigned to work where they might be required to use or disclose trade secrets or confidential information
belonging
to
their
former
employers.
New
Employees
should
not
take
away
from
their
former
place
of
employment any information that might be considered
proprietary or confidential.
10.
EMPLOYEE OBLIGATIONS
It is of paramount importance to Lesaka that all
disclosure in reports and documents that Lesaka
files with, or submits to,
the SEC, and in other public communications made by
Lesaka is full, fair, accurate,
timely and understandable.
You must take all steps available to assist Lesaka
in fulfilling these responsibilities consistent with
your role within Lesaka.
In particular,
you are
required
to
provide
prompt
and
accurate
answers to
all inquiries
made to
you
in connection
with
Lesaka’s preparation of its public reports and disclosure.
All Employees must perform their duties diligently,
effectively and efficiently,
and in particular:

●
Support and assist Lesaka to fulfil its commercial and ethical obligations and objectives as set out in this Code;
●
Avoid any waste of resources, including time;
●
Be
committed
to
improving
productivity,
achieving
the
maximum
quality
standards,
reducing
ineffectiveness,
and
avoiding unreasonable disruption of activities at work;
●
Commit to honouring their agreed terms and conditions
of employment;
●
Not act in any way that may jeopardize the shareholders’
rights to a reasonable return on investment;
●
Act honestly and in good faith at all times and report any
harmful activity they observe in the workplace;
●
Recognize fellow Employees’ rights to freedom of association and not intimidate fellow Employees;
●
Pay due regard to environmental, public health and safety conditions in and around the workplace; and
●
Act within their powers and not carry on the business of
Lesaka recklessly.
Each Employee
who contributes
in any
way to the
preparation or
verification of
Lesaka's financial
statements and
other
financial information must:
●
Ensure that Lesaka's books, records and accounts are
accurately maintained;
●
Be familiar
with and
comply with
Lesaka's disclosure
controls and
procedures and
its internal
control over
financial
reporting; and
●
Take all necessary steps to ensure
that all filings
with the SEC
and all other
public communications about
the financial
and business condition of Lesaka provide full, fair,
accurate, timely and understandable disclosure.
Each
Employee
must
cooperate
fully
with
Lesaka's
accounting
and
internal
audit
departments,
as
well
as
Lesaka's
independent auditors and counsel.
Each Employee acknowledges that Lesaka shall
be the owner of the copyright in
any work which is eligible for copyright,
and which
is created or
executed by
such Employee, whether
alone or
with others, in
the course and
scope of
employment.
All work created
or executed by
the Employee
and for which
copyright exists
shall unless the
Employee established
the
contrary, be deemed
to have been created or executed in the course
and scope of employment with Lesaka.
Non-compliance with the guidelines set herein, may result in the institution of disciplinary action and potential dismissal
.
11.
REVISION AND ACKNOWLEDGEMENT OF THE POLICY
THE POLICY IS SUBJECT TO REVISION
Lesaka may change the terms of the Code
from time to time to respond to developments
in law and practice. Lesaka will
take steps to inform all affected persons of any
material change to the Code.
ALL EMPLOYEES MUST ACKNOWLEDGE
THEIR AGREEMENT TO COMPLY WITH THE CODE
The Code will be
delivered to all
Employees upon its
adoption by Lesaka,
and to all other
new Employees at
the start of
their
employment
or
relationship
with
Lesaka.
Upon
first
receiving
a
copy
of
the
Code
Employees
must
sign
an
acknowledgment that he or she has received a copy and agrees to comply with the Code. All revisions to the Code will be
communicated to Employees and this communication
will be deemed acceptance of the same.
This acknowledgment and agreement will constitute consent for Lesaka to impose sanctions for violation of this Code and
to issue any necessary stop-transfer orders to Lesaka’s
transfer agent to enforce compliance with this Code.
INQUIRIES
If you
have any
questions regarding any
of the
provisions of
this Code,
please contact
the Compliance Officer
or
Human Capital at +27 11 343 2000.
12.
POLICY REVIEW
The Audit Committee
of Lesaka will
periodically (preferably annually) review
the policy and
may recommend changes from
time to time for the consideration of the Board.
Any proposed changes to this Code where indicated, shall
be referred to the Board for appropriate action.
BOARD APPROVAL RECEIVED: SEPTEMBER 2025